                                   EXHIBIT 11

                     Computation of Income Per Common Share
                    (In thousands, except per share amounts)

                                                                       Three Months Ended
                                                                            March 31,
                                                                   -------------------------
                                                                      1998            1997
                                                                   ----------      ---------
BASIC  INCOME PER SHARE

Average shares outstanding                                             18,553         17,930
                                                                   ==========      =========

  Net income                                                       $    3,766      $   2,611
                                                                   ==========      =========

Per common share amount:
  Net income                                                       $     0.20      $    0.15
                                                                   ==========      =========

DILUTED INCOME PER SHARE

Average shares outstanding                                             18,553         17,930
Net effect of dilutive stock options and warrants-based on
  the treasury stock method using the greater of average
  market price or market closing price                                    573            718
Assumed conversion of certain convertible debt                              6             44
                                                                   ----------      ---------
  Diluted average shares outstanding                                   19,132         18,692
                                                                   ==========      =========

Income:
  Net income                                                       $    3,766      $   2,611
  Add convertible debt interest, net of income tax effect                   1              4
                                                                   ----------      ---------
  Net income after convertible debt interest                       $    3,767      $   2,615
                                                                   ==========      =========

Per common share amount:
  Net income                                                       $     0.20      $    0.14
                                                                   ==========      =========


Note: All number of shares and per share amounts have been adjusted, when applicable, to reflect the three-for-two stock split in the form of a 50% stock dividend effected on August 29, 1997.